CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 19, 2007 appearing in the Annual Report on Form 10-K of Coleman Cable, Inc. and subsidiaries for the year ended December 31, 2006.
/s/ Deloitte & Touche LLP

Chicago, Illinois
October 2, 2007